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                                                                   EXHIBIT 10.11

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                   FOR NON-EMPLOYEE PROVIDERS AFFILIATED WITH
                            PHYSICIAN PARTNERS, INC.



1. PURPOSE OF THE PLAN

        The Amended and Restated 1997 Stock Option Plan for Non-Employee Providers Affiliated with Physician Partners, Inc. (the "Plan") was established by Physician Partners, Inc. (the "Company"), effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement") to:

        1.1 furnish incentives to eligible physicians chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

        1.2 increase the interest of selected physicians in the Company's welfare through their participation in the growth in value of Class A Common Stock, $.01 par value, of the Company ("Class A Common Stock").

        To accomplish the foregoing objectives, this Plan provides a means whereby physicians may receive options to purchase Class A Common Stock. Options granted under this Plan ("Options") will be nonqualified options ("NQOs") subject to federal income taxation upon exercise.


2. ELIGIBLE PERSONS

        2.1 General. Every person who at the date on which an Option granted to the person becomes effective (the "Grant Date") and who is a non-employee provider affiliated with the Company or any Affiliate or any non-employee provider subject to an acquisition or management agreement with the Company is eligible to receive Options under this Plan.

        2.2 Definition of Affiliate. The term "Affiliate," as used in this Plan, means a "parent corporation" or "subsidiary corporation," as defined in Section 424 of the Internal Revenue Code of 1986 (the "Code"). The term "employee" shall have the meaning ascribed for purposes of Section 3401(c) of the Code and the Treasury Regulations promulgated thereunder and shall include an officer who is also an employee.


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3. STOCK SUBJECT TO THIS PLAN

        The total number of shares of stock reserved for issuance upon the exercise of Options is 1,500,000 shares of Class A Common Stock. The shares covered by the portion of any grant that expires unexercised under this Plan shall become available again for grants under this Plan. The number of shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.


4. ADMINISTRATION

        This Plan shall be administered by a committee (the "Committee") of not less than three (3) members appointed by the Board of Directors of the Company, at least two (2) of which must be nonemployee disinterested Directors ("Disinterested Directors") as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee may delegate nondiscretionary administrative duties to other employees of the Company as it deems proper. Subject to the approval of the Board of Directors and the provisions of this Plan, the Committee shall have the authority to select the persons to receive Options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each Option, and to determine all other matters relating to this Plan. Any act approved in writing by a majority of the members of the Committee shall be a valid act of the Committee. Such determinations shall be final and binding on all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.


5. GRANTING OF THE RIGHTS

        5.1 Ten Year Limitation. No Options shall be granted under this Plan after ten years from the date the Board of Directors of the Company adopts this Plan.

        5.2 Written Agreement; Effect. Each Option shall be evidenced by a written agreement (the "Option Agreement"), in a form satisfactory to the Committee, executed by the Company and by the person to whom such Option is granted. Failure of the grantee to execute an Option Agreement shall not void or invalidate the grant of any Option; the Option may not be exercised, however, until the Option Agreement is executed.


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6. TERMS AND CONDITIONS OF OPTIONS

        Each Option shall be subject to the terms and conditions set forth in this Section 6.1.

        6.1 Terms and Conditions to Which Options Are Subject. Options shall be subject to the following terms and conditions:

               (a) Changes in Capital Structure. Subject to Section 6.1(b), if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation, or reorganization, appropriate adjustments shall be made in (A) the number and class of shares of stock subject to this Plan and each outstanding Option, and (B) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Committee in its sole discretion, which determination shall be final and binding on all persons.

               (b) Corporate Transactions. Notwithstanding any contrary waiting period or installment period in any Option Agreement or in the Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event
        (a) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after such merger, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (i) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of


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        the Board of Directors and (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any transaction referred to in the foregoing clause (a) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (b) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (c) is herein called a Board Change.

               (c) Option Grant Date. Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date (determined pursuant to Section 5.4 in the case of advance approvals).

               (d) Fair Market Value. For purposes of this Plan, the fair market value of the Company's Class A Common Stock shall be determined as follows:

                      (1) if the stock is listed on any established stock
               exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in the Wall Street Journal or similar publication;

                      (2) if the stock is regularly quoted by a recognized
               securities dealer but selling prices are not reported, its fair market value shall be the mean


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               between the high bid and low asking prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices);

                      (3) in the absence of an established market for the stock, the fair market value shall be determined in "good faith" by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including sales for the most recent 12 month period, the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

               (e) Time of Option Exercise. The Company shall not grant any Options which may become exercisable at a rate in excess of 20% per annum from the date of such grant without the written consent of a majority of the Disinterested Directors.

               (f) Nonassignability of Option Rights. No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee or the optionee's guardian or legal representative.

               (g) Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or before it is exercised, the Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                      (1) acceptance of the optionee's full recourse promissory
               note for some or all of the aggregate exercise price of the shares being acquired (except for the aggregate par value of the shares being acquired, which must be paid in cash or other lawful consideration under applicable law), payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner as the Committee shall approve; including, without limitation, by a security interest in Class A Common Stock or other securities of the Company;


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                      (2) delivery by the optionee of Class A Common Stock or
               other securities of the Company already owned by the optionee for all or part of the aggregate exercise price of the shares being acquired, provided the fair market value of such Class A Common Stock or securities is equal on the date of exercise to the aggregate exercise price of the shares being acquired, or such portion thereof as the optionee is authorized to pay by delivery of such Class A Common Stock or securities; and

                      (3) any other property, so long as such property is
               acceptable to the Committee and constitutes valid consideration under applicable law for the shares being acquired and is surrendered in good form for transfer.

               (h)  Affiliation.

                      (1) Any Option or portion thereof which has not expired or been exercised on or before the date on which an optionee ceases to be affiliated with the Company shall expire ninety (90) days after the date of cessation of such affiliation.

                      (2) Notwithstanding the foregoing, if the optionee ceases
               to be affiliated with the Company due to the permanent disability or death of the optionee, the optionee, the optionee's personal representative or any other person who acquires option rights from the optionee by will or the applicable laws of descent and distribution, may, within twelve months after the date of cessation, exercise such option rights to the extent they were exercisable on the date of cessation.

               (i) Other Provisions. Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee.

               (j) Exercise Price. The exercise price of an NQO shall not be less than 85 percent of the fair market value of the stock subject to the Option on the Grant Date; provided, however, that the exercise price of an NQO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the Company constituting more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or of any Affiliate of the Company, shall in no event be less than 100 percent of such fair market value.


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               (k) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each NQO shall expire ten years from its Grant Date.


7. MANNER OF EXERCISE

        An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed stock purchase agreement in form and substance satisfactory to the Company, by payment of the exercise price and by such other documents as the Committee may request. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and all such other documents will be considered the date the Option was exercised. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or any other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an Option shall not have any privileges as stockholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.


8. RELATIONSHIP WITH THE COMPANY

        Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company to terminate any optionee's affiliation or other relationship with the Company at any time.


9. AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

        The Board of Directors may at any time amend, alter, suspend or discontinue this Plan. The Board of Directors may amend this Plan and the terms of any Option outstanding hereunder if the amendment is designed to maximize federal income tax benefits accorded to Options; provided, that with respect to outstanding Options, the optionee consents to such amendment.


10. LIABILITY AND INDEMNIFICATION OF COMMITTEE

        No member of the Committee shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under


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this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including attorney's fees and the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit, or proceeding to which the Committee or any member of the Committee may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan to the full extent permitted by law and by the Certificate of Incorporation and Bylaws of the Company. The right of indemnity described in this Section 10 shall be in addition to such other rights of indemnification as the members of the Committee shall otherwise be entitled because of their serving on the Board of Directors of the Company or as an employee of the Company.


11. EFFECTIVE DATE OF THIS PLAN

        This Plan shall become effective as of the Effective Date; provided, that the Plan is approved by the affirmative votes of the holders of a majority of the share of Class A Common Stock present, or represented, and entitled to vote at a meeting of the stockholders duly held not later than January 31, 1997.


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